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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80718) pertaining to the Paul Revere Savings Plan of The Paul Revere Corporation of our report dated June 24, 1997 with respect to the financial statements and schedules of the Paul Revere Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 1996 and 1995.




                                                               ERNST & YOUNG LLP


Boston, Massachusetts
June 24, 1997